Exhibit 10.1

Execution Version

LIMITED WAIVER AND SECOND AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED WAIVER AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of July 28, 2020 and is by and among SENSIENT TECHNOLOGIES CORPORATION, a Wisconsin corporation (the “Company”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).

Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Company, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Second Amended and Restated Credit Agreement dated as of May 3, 2017 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of June 22, 2018, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has notified the Administrative Agent that (a) a liquidation proceeding was instituted on April 8, 2020 against Sensient European Shared Services Center S.R.O., a Subsidiary of the Company incorporated in the Czech Republic (the “Czech Subsidiary”), upon finding that the Czech Subsidiary appeared inactive after no tax returns for the years 2015-2019 or other required corporate documents were filed on its behalf, and such proceeding has continued undischarged for more than 60 days and (b) a liquidator was appointed for the Czech Subsidiary on April 8, 2020 and such appointment has continued undischarged for more than 60 days, in each case, resulting in an Event of Default under Section 7.1(h) of the Credit Agreement (the events described in (a) and (b), collectively, together with any Defaults or Events of Default, including with respect to breaches of representations in any certification or other Loan Document, resulting directly and solely therefrom, the “Specified Events of Default”);

WHEREAS, the Company has requested that the Administrative Agent and the Required Lenders waive the Specified Events of Default; and

WHEREAS, the Company, the Administrative Agent and the Lenders wish to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Waiver.  Subject to the terms and conditions set forth herein, on the Second Amendment Effective Date, the Administrative Agent and the Required Lenders hereby waive the Specified Events of Default.

2.           Amendments to Credit Agreement.  Upon the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)          The following new defined term is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Material Subsidiary” means any Subsidiary of the Company accounting for (a) at least 2.5% of the EBITDA of the Company and its Subsidiaries on a consolidated basis during any period in either one of the two fiscal years immediately preceding the date of any determination or (b) at least 2.5% of Consolidated Total Assets of the Company during either one of the two fiscal years immediately preceding the date of determination hereof; provided, that each Designated Subsidiary and Company Guarantor Subsidiary shall be deemed a Material Subsidiary.

(b)          The first sentence in Section 4.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

The Company and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all material federal and all material state and local Taxes required to be withheld and paid by them.

(c)          Section 7.1(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h)          The Company or any Material Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company or any Material Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company or such Material Subsidiary, and such appointment shall continue undischarged for a period of 60 days; or the Company or any Material Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company or any Material Subsidiary and shall continue undischarged for 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Material Subsidiary and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within 60 days after its issue or levy.

(d)          Section 7.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)           A petition shall be filed by the Company or any Material Subsidiary under the United States Bankruptcy Code naming the Company or that Material Subsidiary as debtor; or an involuntary petition shall be filed against the Company or any Material Subsidiary under the United States Bankruptcy Code, and such petition shall not have been dismissed within 60 days after such filing; or an order for relief shall be entered in any case under the United States Bankruptcy Code naming the Company or any Material Subsidiary as debtor.

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3.           Representations and Warranties.  The Company hereby represents and warrants that:

(a)          The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Company, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Company or of the Organizational Documents of the Company, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

(b)          This Amendment has been duly executed and delivered by the duly authorized officers of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)         Both immediately before and immediately after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement (other than any representations and warranties relating to the Specified Events of Default) is correct on and as of the date hereof as if made on such date, except to the extent such representations and warranties related solely to an earlier date.

(d)          Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing (other than the Specified Events of Default waived hereby).

4.           Effectiveness.  This Amendment shall become effective, and the “Second Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:

(a)          the execution and delivery of counterparts hereof by the Company, the Administrative Agent and the Required Lenders; and

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(b)          the Administrative Agent shall have received evidence that the holders of notes under the Company’s note purchase agreements dated as of April 5, 2013, November 6, 2015, May 3, 2017, and November 1, 2018 (each a “Note Purchase Agreement”) have, to the extent necessary to effect a waiver of any default or event of default under each applicable Note Purchase Agreement arising as a result of the Specified Events of Default, waived or shall, substantially concurrently with the effectiveness of this Amendment, waive any such default or event of default thereunder, in a manner substantially consistent with the terms of this Amendment (or as otherwise agreed by the Administrative Agent).

5.           References, Effect, Etc. Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment.  Except as expressly amended hereby, the Credit Agreement and other Loan Documents, including all Guaranties and Liens granted thereunder, shall remain in full force and effect and are hereby ratified and confirmed.  For the avoidance of doubt, this Amendment constitutes a Loan Document.

6.           No Waiver.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders (except to the extent such right or remedy was based upon the Specified Events of Default that will cease to exist after giving effect to this Amendment), nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

7.          Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.          Counterparts.  This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

9.            Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

SENSIENT TECHNOLOGIES CORPORATION,
as Company

By:	/s/ Amy M. Agallar
Name: Amy M. Agallar
Title: Vice President, Treasurer

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Jeanne Zeske
Name: Jeanne Zeske
Title: Senior Vice President

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,

By:	/s/ Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Schmaling
Name: Matthew Schmaling
Title: Managing Director

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

TD BANK, N.A.

By:	/s/ Christopher Matheson
Name: Christopher Matheson
Title: Senior Vice President

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY

By:	/s/ Sarah Salmon
Name: Sarah Salmon
Title: Senior Vice President

For Lenders requiring an additional signature block:

By:
Name:
Title:

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

HSBC Bank USA, National Association

By:	/s/ Shaun Kleinman
Name: Shaun Kleinman
Title: Senior Vice President

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]

SANTANDER BANK, N.A.

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By:	/s/ Carolina Gutierrez
Name: Carolina Gutierrez
Title: Vice President

[Signature Page to Limited Waiver and Second Amendment to Second Amended and Restated Credit Agreement]